Exhibit 15.1

FANGDA PARTNERS

http://www.fangdalaw.com

中国北京市朝阳区光华路一号	电子邮件	E-mail:	email@fangdalaw.com
北京嘉里中心北楼27层	电 话	Tel.:	86-10-5769-5600
邮政编码：100020	传 真	Fax:	86-10-5769-5799

27/F, North Tower, Beijing Kerry Centre

1 Guanghua Road, Chaoyang District

Beijing 100020, PRC

Kingsoft Cloud Holdings Limited

Building D, Xiaomi Science and Technology Park, No. 33 Xierqi Middle Road,

Haidian District

Beijing, 100085, the People’s Republic of China

April 15, 2025

Dear Sirs,

We consent to the references to our firm under “Item 3. Key Information—3.D. Risk Factors-Permissions Required from the PRC Authorities for Our Operations and Securities Issuances to Foreign Investors.” “Item 3. Key Information—3.D. Risk Factors—Risks Relating to Our Business and Industry—We face challenges from the evolving regulatory environment regarding cybersecurity, information security, privacy and data protection, and user attitude toward data privacy and protection. Many of these laws and regulations are subject to change and uncertain interpretation, and any actual or alleged failure to comply with related laws and regulations regarding cybersecurity, information security, data privacy and protection could materially and adversely affect our business and results of operations.” “Item 3. Key Information—3.D. Risk Factors—Our reliance on third-party suppliers for certain essential services could adversely affect our ability to manage our business effectively and harm our business.” “Item 3. Key Information-3.D. Risk Factors—We may be required to change our registered address or relocate our operating offices under PRC law.” and “Item 4. Information on the Company—4.C. Organizational Structure—Contractual Arrangements with the VIEs and Their Respective Shareholders” in Annual Report on Form 20-F of Kingsoft Cloud Holdings Limited for the fiscal year ended December 31, 2024 (the “Annual Report”), which is filed with the Securities and Exchange Commission (the “SEC”) on the date hereof. We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully

/s/ Fangda Partners

Fangda Partners